Exhibit 99.1

      Capital Lease Funding Announces Third Quarter 2006 Results

    NEW YORK--(BUSINESS WIRE)--Nov. 2, 2006--Capital Lease Funding, Inc. (NYSE: LSE), a net lease REIT, today announced its results for the third quarter ended September 30, 2006.

    Third Quarter 2006 Highlights:

    -- Revenues Increased 46%, to $30.9 million, from the third quarter of 2005

    --  Funds from Operations of $0.22 Per Share (1)

    Third Quarter Results:

    For the third quarter ended September 30, 2006, the Company reported total revenues of $30.9 million, reflecting growth of 46% compared to total revenues of $21.2 million in the third quarter of 2005. Third quarter 2006 funds from operations, or FFO, was $7.4 million, or $0.22 per share, compared to FFO of $3.3 million, or $0.12 per share, in the third quarter of 2005. Net income available to common stockholders for the third quarter of 2006 was $0.8 million, or $0.02 per share, compared to a net loss of ($0.3) million, or ($0.01) per share, in the third quarter of 2005. FFO and net income results for the 2005 period included a $2.1 million realized loss on securities investments.

    During the third quarter, the Company added $53.4 million of net lease assets to its portfolio. As of September 30, 2006, the Company's net lease portfolio before depreciation and amortization was $1.4 billion, and owned net leased real estate properties represented approximately 69% of the portfolio. Overall portfolio yields remained steady when compared to the second quarter.

    As of September 30, 2006, approximately 97% of the Company's owned properties were leased to investment grade rated tenants, and approximately 87% of the overall portfolio was invested in owned properties and loans on properties where the underlying tenant is rated investment grade and in investment grade rated real estate securities.

    Paul McDowell, Chief Executive Officer, stated, "In the third quarter 2006, we produced another quarter of strong revenue and FFO growth as compared to the same period a year ago. While our portfolio growth was modest, we remained disciplined in our underwriting criteria, and did not compromise that in order to add assets at a faster rate. However, we are pleased that our investment activity accelerated during the second half of the quarter. We expect the fourth quarter to be a solid origination quarter for us, as we currently have assets closed or under control and expected to be closed in the fourth quarter of approximately $200 million."

    Nine Month Results:

    For the nine months ended September 30, 2006, the Company reported total revenues of $89.6 million, reflecting growth of 85% compared to total revenues of $48.5 million in the comparable period of 2005. FFO for the nine months 2006 was $21.6 million, or $0.69 per share, compared to FFO of $10.3 million, or $0.37 per share, in the comparable period of 2005. Net income available to common stockholders for the nine months ended September 30, 2006 was $3.2 million, or $0.10 per share, compared to $3.5 million, or $0.13 per share, in the comparable period of 2005.

    Balance Sheet:

    At September 30, 2006, the Company had total assets of $1.5 billion, including $964 million in net real estate investments, $275 million in mortgage and other real estate loans, and $172 million in securities available for sale. The Company's portfolio was financed with long-term fixed rate mortgage and CDO debt of $965 million, and $141 million of short-term variable rate borrowings hedged in anticipation of long-term financing. As of September 30, 2006, approximately 84% of the net lease portfolio was financed with long-term fixed rate debt.

    Dividends:

    In the third quarter of 2006, the Company declared a cash dividend on its common stock in the amount of $0.20 per share. The level of CapLease's common dividend will continue to be determined by the operating results of each quarter, economic conditions, capital requirements, and other operating trends.

    The Company also declared a cash dividend of $0.5078125 on its 8.125% Series A cumulative redeemable preferred stock.

    2006 Guidance:

    CapLease expects FFO per share for the fourth quarter of 2006 to be in the range of $0.24 to $0.25, and earnings per share (EPS) to be in the range of $0.02 to $0.03. These estimates result in full year 2006 FFO per share of $0.93 to $0.94, and EPS of $0.12 to $0.13. Full year FFO estimates are at the low-end of the Company's previously announced guidance, primarily as a result of slower than expected portfolio growth.

    The difference between FFO and EPS is primarily depreciation and amortization expense on real property.

    The Company's guidance estimates include assumptions about new investments for the fourth quarter of 2006. Our ability to meet these assumptions and the other factors described in the Forward-Looking and Cautionary Statements section of this release represent continuing risks to the Company's guidance.

    Conference Call:

    Capital Lease Funding will hold a conference call and webcast to discuss the Company's third quarter results at 2:00 p.m. (Eastern
Time) today. Hosting the call will be Paul H. McDowell, Chief
Executive Officer and Shawn P. Seale, Senior Vice President and Chief Financial Officer.

    Interested parties may listen to the conference call by dialing
(888) 802-2278 or (913) 312-1264 for international participants. A simultaneous webcast of the conference call may be accessed by logging onto the Company's website at www.caplease.com under the Investor Relations section. Institutional investors can access the webcast via the password-protected event management site www.streetevents.com. The webcast is also available to individual investors at www.fulldisclosure.com.

    A replay of the conference call will be available on the Internet at www.streetevents.com and the Company's website for fourteen days following the call. A recording of the call also will be available beginning at approximately 5:00 p.m. (Eastern Time) today by dialing
(888) 203-1112 or (719) 457-0820 for international participants and entering passcode 4904730. The replay will be available until midnight November 16, 2006.

    Non-GAAP Financial Measures:

    Funds from operations (FFO) is a non-GAAP financial measure. The Company believes FFO is a useful additional measure of the Company's performance because it facilitates an understanding of the Company's operating performance after adjustment for real estate depreciation, a non-cash expense which assumes that the value of real estate assets diminishes predictably over time. In addition, the Company believes that FFO provides useful information to the investment community about the Company's financial performance as compared to other REITs since FFO is generally recognized as an industry standard for measuring the operating performance of an equity REIT.

    The Company calculates FFO consistent with the NAREIT definition, or net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

    Forward-Looking and Cautionary Statements:

    This press release contains projections of future results and other forward-looking statements that involve a number of trends, risks and uncertainties and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The following important factors could cause actual results to differ materially from those projected in such forward-looking statements.

    -- our ability to close the net lease investments we currently have under due diligence on acceptable terms;

    -- our ability to make additional investments in a timely manner or on acceptable terms;

    -- our ability to obtain long-term financing for our asset investments at the spread levels we project when we invest in the asset;

    -- adverse changes in the financial condition of the tenants underlying our net lease investments;

    -- increases in our financing costs, our general and administrative costs and/or our property expenses;

    -- changes in our industry, the industries of our tenants, interest rates or the general economy;

    --  the success of our hedging strategy;

    --  our ability to raise additional capital;

    -- impairments in the value of the collateral underlying our investments; and

    --  the degree and nature of our competition.

    In addition, we may be required to defer revenue recognition on real properties we acquire if the property is under construction or is not yet ready for occupancy.

    Developments in any of those areas could cause actual results to differ materially from results that have been or may be projected. For a more detailed discussion of the trends, risks and uncertainties that may affect our operating and financial results and our ability to achieve the financial objectives discussed in this press release, readers should review the Company's Form 10-K for the year ended December 31, 2005, including the section entitled "Risk Factors," and the Company's other periodic filings with the SEC. Copies of these documents are available on our web site at www.caplease.com and on the SEC's website at www.sec.gov. We caution that the foregoing list of important factors is not complete and we do not undertake to update any forward-looking statement.

    About the Company:

    Capital Lease Funding, Inc. is a real estate investment trust, or REIT, focused on owning and financing commercial real estate that is net leased primarily to single tenants with investment grade credit ratings.

    (1)Funds from operations, or FFO, is a non-GAAP financial measure. For a reconciliation of FFO to net income, the most directly comparable GAAP measure, see the schedules attached to this press release.



Capital Lease Funding, Inc. and Subsidiaries
Consolidated Income Statements
For the three and nine months ended September 30, 2006 and 2005
(Unaudited)

                              For the Three Months For the Nine Months
                               Ended September 30  Ended September 30
(Amounts in thousands, except
 per share amounts)                  2006    2005        2006    2005
-------------------------------------------------- -------------------
Revenues:
 Rental revenue                  $ 20,238 $11,979    $ 57,114 $23,438
 Interest income from mortgage
  and other real estate loans
  and securities                    7,985   7,376      23,944  20,123
 Property expense recoveries        2,237   1,473       6,276   4,193
 Gains on sale of mortgage
  loans and securities                  -     210         645     447
 Other revenue                        487     147       1,571     279
-------------------------------------------------- -------------------
Total revenues                     30,947  21,185      89,550  48,480
-------------------------------------------------- -------------------
Expenses:
 Interest expense                  16,099   9,798      45,851  19,554
 Property expenses                  3,765   2,994      11,092   7,068
 Loss on securities                   240   2,122         240   2,372
 General and administrative
  expenses                          2,199   2,538       6,979   7,504
 General and administrative
  expenses-stock based
  compensation                        552     647       1,766   1,569
 Depreciation and amortization
  expense on real property          6,580   3,596      18,396   6,785
 Loan processing expenses              66      33         198     181
 Loss (gain) on derivatives             2       -        (127)      -
-------------------------------------------------- -------------------
Total expenses                     29,503  21,728      84,395  45,033
-------------------------------------------------- -------------------
Income (loss) before minority
 interest and taxes                 1,444    (543)      5,155   3,447
Minority interest in
 consolidated entities                 (6)    270          (7)     55
-------------------------------------------------- -------------------
Income (loss) from continuing
 operations                         1,438    (273)      5,148   3,502
Income from discontinued
 operations                            49       -         146       -
-------------------------------------------------- -------------------
Net income (loss)                   1,487    (273)      5,294   3,502
Dividends allocable to
 preferred shares                    (711)      -      (2,133)      -
-------------------------------------------------- -------------------
Net income (loss) allocable to
 common stockholders             $    776 $  (273)   $  3,161 $ 3,502
-------------------------------------------------- -------------------

Earnings per share:
 Net income (loss) per common
  share, basic and diluted       $   0.02 $ (0.01)   $   0.10 $  0.13
 Weighted average number of
  common shares outstanding,
  basic                            33,919  27,868      31,252  27,755
 Weighted average number of
  common shares outstanding,
  diluted                          33,921  27,868      31,252  27,755
Dividends declared per common
 share                           $   0.20 $  0.18    $   0.60 $  0.54
Dividends declared per
 preferred share                 $0.50781 $     -    $1.52344 $     -




Capital Lease Funding, Inc. and Subsidiaries
Consolidated Balance Sheets
As of September 30, 2006 (unaudited) and December 31, 2005

                                                As Of        As Of
(Amounts in thousands, except share and per September 30, December 31,
 share amounts)                                 2006          2005
------------------------------------------- ------------- ------------
Assets
Real estate investments, net                  $  964,260   $  764,930
Mortgage and other real estate loans held
 for investment                                  275,041      297,551
Securities available for sale                    172,135      137,409
Cash and cash equivalents                          2,271       19,316
Assets held for sale                               2,942        2,942
Structuring fees receivable                        3,410        3,862
Other assets                                      72,136       60,478
------------------------------------------- ------------- ------------
Total Assets                                  $1,492,195   $1,286,488
------------------------------------------- ------------- ------------
Liabilities and Stockholders' Equity
Accounts payable, accrued expenses and
 other liabilities                            $   15,396   $   14,890
Repurchase agreement and other short-term
 financing obligations                           140,699      129,965
Mortgages on real estate investments             696,662      551,844
Collateralized debt obligations                  268,182      268,156
Other long-term debt                              30,930       30,930
Intangible liabilities on real estate
 investments                                      17,809       14,419
Dividends payable                                  7,549        6,253
------------------------------------------- ------------- ------------
Total liabilities                              1,177,227    1,016,457
Minority interest                                  2,902            -
Commitments and contingencies
Stockholders' equity:
 Preferred stock, $0.01 par value,
  100,000,000 shares authorized, Series A
  cumulative redeemable preferred,
  liquidation preference $25.00 per share,
  1,400,000 shares issued and outstanding         33,657       33,657
 Common stock, $0.01 par value, 500,000,000
  shares authorized, 33,925,929 and
  27,868,480 shares issued and outstanding,
  respectively                                       339          279
 Additional paid in capital                      280,788      237,843
 Accumulated other comprehensive loss             (2,718)      (1,748)
------------------------------------------- ------------- ------------
Total Stockholders' Equity                       312,066      270,031
------------------------------------------- ------------- ------------
Total Liabilities and Stockholders' Equity    $1,492,195   $1,286,488
------------------------------------------- ------------- ------------




Capital Lease Funding, Inc. and Subsidiaries
Reconciliation of Net Income to Funds from Operations (unaudited)
For the three and nine months ended September 30, 2006 and 2005

The following is a reconciliation of net income to FFO applicable to common stockholders:

                              For the Three Months For the Nine Months
                               Ended September 30  Ended September 30
(in thousands, except per
 share amounts)                      2006    2005        2006    2005
-------------------------------------------------- -------------------
Net income (loss) allocable to
 common stockholders              $   776 $  (273)    $ 3,161 $ 3,502
Adjustments:
  Add: Minority interest-OP
   units                                6       -           7       -
  Add: Depreciation and
   amortization expense on
   real property                    6,580   3,596      18,396   6,785
-------------------------------------------------- -------------------
Funds from operations             $ 7,362 $ 3,323     $21,564 $10,287
-------------------------------------------------- -------------------

Weighted average number of
 common shares outstanding,
 diluted                           33,921  27,868      31,252  27,755
Weighted average number of OP
 units outstanding                    263       -         105       -
                              -------------------- -------------------
Weighted average number of
 common shares and OP units
 outstanding, diluted              34,184  27,868      31,357  27,755

Funds from operations per
 share                            $  0.22 $  0.12     $  0.69 $  0.37

Gains on sale of mortgage
 loans and securities             $     - $   210     $   645 $   447
Depreciation on real estate
 investments consolidated
 under FIN46                      $     - $   518     $     - $   935

    CONTACT: Investor Relations/Media Contact:
             ICR, Inc.
             Brad Cohen
             bcohen@icrinc.com
             212-217-6393